Exhibit 99.1

FOR RELEASE 4:00 PM EASTERN

TUESDAY, MAY 5, 2015

CONTACTS:

Investor Relations	Media Relations
John Bakewell	Meara Murphy
978-436-7073	978-671-8508

Lantheus Medical Imaging Reports 2015 First Quarter

Financial Results

First quarter Adjusted EBITDA increases 29% to $20.6 million

DEFINITY® revenue increases 15%, growing sequentially for the eleventh consecutive quarter

No. BILLERICA, Mass. (May 5, 2015) – Lantheus Medical Imaging, Inc. (“Lantheus” or “the Company”), a wholly-owned operating subsidiary of parent company Lantheus Holdings, Inc. and a global leader in developing, manufacturing, selling and distributing innovative diagnostic imaging agents and products, today reported financial results for its first quarter ended March 31, 2015.

Worldwide revenue for the first quarter of 2015 totaled $74.8 million, representing a 2% increase as-reported and a 4% increase on a constant-currency basis over $73.3 million reported for the first quarter of 2014.

The Company reported quarterly GAAP-earnings profitability during the first quarter of 2015 with net income totaling $700,000, an improvement of nearly $2.0 million over a net loss of $1.3 million reported for the first quarter of 2014.

Net income for the first quarter of 2015 included $3.6 million of non-cash costs associated with the Company’s previously announced campus consolidation initiative. The Company’s first quarter 2015 net income, as adjusted for the above items, totaled $4.3 million, an improvement of $5.6 million, compared to a net loss of $1.3 million for the first quarter of 2014. The attached financial tables include a reconciliation of U.S. GAAP to as-adjusted results.

The Company’s first quarter Adjusted EBITDA, as defined in the GAAP to non-GAAP reconciliation provided later in this release, was $20.6 million, increasing by 29% from $16.0 million in the same quarter of the prior year.

Jeff Bailey, President and CEO commented, “We delivered a strong start to 2015, as reflected in our first quarter results. We are pleased once again with the continued strength of DEFINITY, which now has grown sequentially every quarter since mid-2012, driven by our ongoing efforts to expand the appropriate use of contrast in cardiac echo procedures. Our first quarter performance also reflects lower sales volumes but higher average selling prices and some mix shift in one customer channel, driven by a change in contract status. While we anticipate that the benefit of this change will moderate in future quarters, we are nonetheless pleased with its contribution to our strong start to 2015.”

Mr. Bailey continued, “Further contributing to our strong Q1 performance, our operating expense levels, as adjusted, declined versus the year-ago period, reflecting our continued efforts to improve operating efficiency and resulting in 190 basis points of margin improvement, as adjusted, versus the year-ago quarter. Altogether, we delivered first quarter Adjusted EBITDA of $20.6 million and free cash flow of $11.7 million for an excellent start to 2015. Looking ahead to the rest of the year, our efforts will continue to focus on initiatives that strengthen our business and improve our operating model while meeting the needs of the customers we serve.”

Conference Call

As previously announced, the Company will host a conference call starting at 4:30 p.m. (Eastern Time) today. To access the live conference call via telephone, please dial 1-866-498-8390 (U.S. callers) or 1-678-509-7599 (international callers) and provide passcode 30201918. A live audio webcast of the call also will be available on the homepage of the Company’s website at www.lantheus.com. A replay of the telephone conference call and audio webcast will be available from approximately 8:30 p.m. ET on May 5, 2015 through midnight on May 19, 2015. To access a replay of the conference call, dial 1-855-859-2056 (U.S. callers) or 1-404-537-3406 (international callers), and provide passcode 30201918. A replay of this conference call will also be available in the Investor Relations section of our website located at www.lantheus.com.

The conference call may include a discussion of non-GAAP financial measures. Reference is made to the most directly comparable GAAP financial measures, the reconciliation of the differences between the two financial measures, and the other information included in this press release, our Form 8-K filed with the SEC today, or otherwise available in the Investor Relations section of our website located at www.lantheus.com.

Non-GAAP Financial Measures

The Company uses non-GAAP financial measures, such as net sales excluding the impact of foreign currency, net income, as adjusted, EBITDA and Adjusted EBITDA. The Company’s management believes that the presentation of these measures provides useful information to investors. These measures may assist investors in evaluating the Company’s operations, period over period. The measures may exclude such items which may be highly variable, difficult to predict and of a size that could have substantial impact on the Company’s reported results of operations for a period. Management uses these and other non-GAAP measures internally for evaluation of the performance of the business, including the allocation of resources and the evaluation of results relative to employee performance compensation targets. Investors should consider these non-GAAP measures only as a supplement to, not as a substitute for or as superior to, measures of financial performance prepared in accordance with GAAP.

Safe Harbor for Forward-Looking and Cautionary Statements

This press release contains forward-looking statements. Such forward-looking statements are subject to risks and uncertainties that may be described from time to time in the Company’s filings with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on the forward-looking statements contained herein, which speak only as of the date hereof. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

About Lantheus Medical Imaging, Inc. and Lantheus Holdings, Inc.

Lantheus Medical Imaging, Inc., a wholly-owned operating subsidiary of parent company, Lantheus Holdings, Inc., is a global leader in developing, manufacturing, selling and distributing innovative diagnostic imaging agents and products. Lantheus provides a broad portfolio of products, which are primarily used for the diagnosis of cardiovascular diseases. Key products include the echocardiography contrast agent DEFINITY® Vial for (Perflutren Lipid Microsphere) Injectable Suspension; TechneLite® (Technetium Tc99m Generator), a technetium-based generator that provides the essential medical isotope used in nuclear medicine procedures; and Xenon Xe 133 Gas (Xenon 133), an inhaled radiopharmaceutical imaging agent used to evaluate pulmonary function and for imaging the lungs.

Lantheus has more than 500 employees worldwide with headquarters in North Billerica, Massachusetts, and offices in Puerto Rico, Canada and Australia.

– Tables Follow –

Lantheus MI Intermediate, Inc. and subsidiaries

Consolidated Statements of Operations

(dollars in thousands – unaudited)

	Three Months Ended March 31,
	2015	2014
Revenues	$74,823	$73,336
Cost of goods sold	39,054	43,275

Gross profit	35,769	30,061
Operating expenses:
Sales and marketing expenses	9,072	9,498
General and administrative expenses	8,841	8,852
Research and development expenses	6,196	3,222

Total operating expenses	24,109	21,572
Operating income	11,660	8,489
Interest expense, net	(10,623)	(10,552)
Other expense, net	(383)	(414)

Income (loss) before income taxes	654	(2,477)
Benefit for income taxes	(3)	(1,192)

Net income (loss)	$657	$(1,285)

Lantheus MI Intermediate, Inc. and subsidiaries

Consolidated Revenue Analysis

(dollars in thousands – unaudited)

	Three Months Ended March 31,
	2015	2014	% change
U.S.
DEFINITY	25,182	21,984	14.5%
TechneLite	18,173	20,100	(9.6)%
Xenon	13,186	9,705	35.9%
Other	4,126	5,022	(17.8)%

Total U.S.	$60,667	$56,811	6.8%

International
DEFINITY	484	375	29.1%
TechneLite	2,687	2,941	(8.6)%
Xenon	8	4	100.0%
Other	10,977	13,205	(16.9)%

Total International	$14,156	$16,525	(14.3)%

Worldwide
DEFINITY	25,666	22,359	14.8%
TechneLite	20,860	23,041	(9.5)%
Xenon	13,194	9,709	35.9%
Other	15,103	18,227	(17.1)%

Total Revenues	$74,823	$73,336	2.0%

Lantheus MI Intermediate, Inc. and subsidiaries

Supplemental Revenue Information

(unaudited)

	March 31, 2015 Quarter to Date Revenue Growth/(Decline)
	Domestic As Reported	Int’l Constant Currency	Int’l As Reported	Total Constant Currency	Total As Reported
Products
DEFINITY	15%	46%	29%	15%	15%
TechneLite	(10)%	0%	(9)%	(8)%	(9)%
Xenon	36%	122%	100%	36%	36%
Other	(18)%	(9)%	(17)%	(12)%	(17)%

Total Revenues	7%	(6)%	(14)%	4%	2%

Lantheus MI Intermediate, Inc. and subsidiaries

Reconciliation of Revenues to Revenues Excluding the Impact of Foreign Currency

(dollars in thousands – unaudited)

	Three Months Ended March 31, 2015
	International Revenues	Total Revenues
Revenues, as reported	$14,156	$74,823
Currency impact as compared to prior period	1,307	1,307

Revenues, excluding the impact of foreign currency	$15,463	$76,130

Lantheus MI Intermediate, Inc. and subsidiaries

Reconciliation of As Reported Results to Non-GAAP Financial Measures

(dollars in thousands – unaudited)

	Three Months Ended March 31,
	2015	2014
Net Income (loss)
Net income (loss), as reported	$657	$(1,285)
Reconciling items impacting
Gross Profit:
Campus Consolidation Costs	77	—
Reconciling items impacting
Operating Expenses:
Campus Consolidation Costs	3,553	—

Net income (loss), as adjusted	$4,287	$(1,285)

Net income (loss), as adjusted, as a percentage of revenues	5.7%	(1.8)%

Lantheus MI Intermediate, Inc. and subsidiaries

Reconciliation of As Reported Results to Non-GAAP Financial Measures

(dollars in thousands – unaudited)

	Three Months Ended March 31,
	2015	2014
EBITDA
Net income (loss), as reported	$657	$(1,285)
Interest expense, net	10,623	10,552
Provision (benefit) for income taxes	1	(1,017)
Depreciation	5,688	2,214
Amortization of intangible assets	1,896	2,302

EBITDA	18,865	12,766
Reconciling items impacting
EBITDA:
Non-cash stock-based compensation	277	284
Legal fees relating to business interruption claim	17	234
Asset write-off	180	420
Severance and recruiting costs	97	85
Sponsor fee and other	289	251
New manufacturer costs	862	1,978

Adjusted EBITDA	$20,587	$16,018

Adjusted EBITDA as a percentage of revenues	27.5%	21.8%

Lantheus MI Intermediate, Inc. and subsidiaries

Reconciliation of Free Cash Flow

(dollars in thousands – unaudited)

	Three Months Ended
	March 31, 2015	March 31, 2014
Net cash provided by (used in) operating activities	$15,157	$(15)
Capital expenditures	(3,498)	(1,482)

Free cash flow	$11,659	$(1,497)

Lantheus MI Intermediate, Inc. and subsidiaries

Condensed Consolidated Balance Sheets

(dollars in thousands – unaudited)

	March 31, 2015	December 31, 2014
Assets
Current assets:
Cash and cash equivalents	$28,821	$17,817
Accounts receivable, net	38,401	41,540
Inventory	16,153	15,582
Income tax receivable	157	247
Deferred tax assets	255	256
Other current assets	4,795	3,739

Total current assets	88,582	79,181
Property, plant and equipment, net	92,102	96,014
Capitalized software development costs, net	2,268	2,421
Intangibles, net	25,582	27,191
Goodwill	15,714	15,714
Deferred financing costs	6,668	7,349
Deferred tax assets	334	328
Other long-term assets	17,486	19,318

Total assets	$248,736	$247,516

Liabilities and stockholder’s deficit
Current liabilities:
Line of credit	$8,000	$8,000
Accounts payable	13,053	15,665
Accrued expenses and other liabilities	29,876	24,579
Deferred tax liability	148	152
Deferred revenue	129	132

Total current liabilities	51,206	48,528
Asset retirement obligation	7,373	7,435
Long-term debt, net	399,348	399,280
Deferred tax liability	246	247
Other long-term liabilities	31,106	32,995

Total liabilities	489,279	488,485

Stockholder’s deficit	(240,543)	(240,969)

Total liabilities and stockholder’s deficit	$248,736	$247,516

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